Exhibit 99.1

Professional Diversity Network, Inc. Announces Pricing of US$2.0 Million Public Offering

CHICAGO, August 12, 2026 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (Nasdaq: IPDN) ("IPDN" or the "Company"), a technology holding company focused on the application of AI technologies and AI-powered solutions, today announced the pricing of its public offering of 7,144,000 units (each, a “Unit”), on a best efforts basis, at an offering price of US$0.28 per Unit (the “Offering”). Each Unit consists of one share of common stock of the Company, with a par value of US$0.0001 per share (the “Common Stock”), or one pre-funded warrant (the “Pre-Funded Warrant”) to purchase one share of Common Stock in lieu thereof, and one warrant to initially purchase one share of Common Stock (the “Common Warrant”). Each Unit consisting of a Pre-Funded Warrant in lieu of a share of Common Stock and a Common Warrant is referred to herein as a “Pre-Funded Unit.” The public offering price per Pre-Funded Unit is $0.2799, which is equal to the public offering price per Unit to be sold in the Offering, minus the $0.0001 exercise price per Pre-Funded Warrant. The aggregate gross proceeds from the Offering are expected to be approximately US$2.0 million, prior to deducting placement agent fees, legal fees, administrative and other offering-related expenses.

Each Common Warrant will be immediately exercisable upon issuance at an initial exercise price of US$0.28, which is equal to the public offering price per Unit. The warrant exercise price is subject to customary anti-dilution adjustments in connection with share splits, share combinations, dividend distributions, subsequent equity sale and other corporate restructurings. The Common Warrants will expire on the third anniversary of the issuance date.

The closing of the Offering is currently expected to take place on August 13, 2026, subject to the satisfaction of customary closing conditions set forth in the securities purchase agreements dated August 12, 2026, entered into by and between the Company and the purchasers party thereto and related transaction documents. The Company anticipate using the net proceeds of this Offering to pay an existing equity line of credit investor as consideration for its agreement to a 75-day standstill period, during which such investor will not seek to make any purchases of Common Stock under the purchase facility and for working capital and other general corporate purposes.

Maxim Group LLC is acting as the sole placement agent for the Offering.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333-297043) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the "SEC") on August 12, 2026. The Offering is being made only by means of a prospectus which is a part of the Registration Statement. A preliminary prospectus relating to the Offering has been filed with the SEC. Copies of the final prospectus relating to this Offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022 at (212) 895-3745 or by email at syndicate@maximgrp.com. Copies of the Registration Statement can be accessed through the SEC website at www.sec.gov.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities. No offering, sale or solicitation shall be permitted in any jurisdiction where such offering or sale would be unlawful prior to registration, exemption or qualification under the local securities laws of such jurisdiction.

About Professional Diversity Network (IPDN)

Professional Diversity Network, Inc. (Nasdaq: IPDN) is a U.S.-listed company whose businesses span career development platforms, education technology, and artificial intelligence research. The Company is committed to enhancing shareholder value through diversification and technological innovation. For more information about Professional Diversity Network, Inc, please visit www.ipdn.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to substantial risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied, including without limitation: the Company’s ability to complete the Offering in accordance with the expected timeline and terms; satisfaction of closing conditions; the planned use and actual deployment of net proceeds; adverse changes in global market conditions and capital market sentiment; risks relating to the Company’s business strategy adjustment and asset optimization; the ability to maintain the Company's Nasdaq listing status; changes in industry policies and regulatory rules; future capital financing needs; and other risk factors disclosed in the Company's periodic filings and subsequent submissions with the SEC, including its Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statements except as required by applicable law.

Press Contact for IPDN

Professional Diversity Network, Inc.

Tel: (312) 614-0950

Email: investors@ipdn.com